Exhibit 99.1

99 Cents Only Stores Announces Resignation of Chief Financial Officer


     99 Cents Only Stores(R) (NYSE:NDN) announced today that its Chief Financial Officer, Jim Ritter, has resigned, effective immediately, to pursue other
opportunities.   Mr. Ritter has informed the Company that this was a personal decision and that he will continue to be available to the Company and its independent accountants to assist with transitional matters.

     Eric Schiffer, Chief Executive Officer of the Company, said "Although we regret Jim Ritter's resignation, we will continue moving forward in building a first class management team and infrastructure to support future growth. The Board and management are fully committed to retaining a highly qualified Chief Financial Officer and have retained the executive search firm of SpencerStuart to assist in this effort. We are in the process of identifying the appropriate individual or individuals to assume Jim's duties and responsibilities on an interim basis. Our Company remains profitable with a strong cash position and balance sheet."

Director Resignations Related to NYSE Independence Requirements

     The Company also announced that two members of the Board of Directors of the Company, Ben Schwartz and Howard Gold, have resigned from the Board following recent discussions with the New York Stock Exchange related to independence requirements. As a result of these discussions, the Board determined that Ben Schwartz, a long-standing board member, could not be deemed independent under applicable NYSE rules due to payments by the Company (as previously disclosed in the Company's proxy statements) to a business owned by Mr. Schwartz's son. In order to satisfy the NYSE requirement for a majority of independent directors, Howard Gold, son of the Company's founder Dave Gold and an executive officer of the Company, who is deemed a non-independent director, also resigned from the Board. The Board currently intends that Howard Gold will fill one of the vacancies on the Board when the Board fills the other vacancy created by these resignations with a director who satisfies the NYSE independence requirements.

     Eric Schiffer said "We greatly appreciate the many years of service Ben Schwartz, age 86, has provided to the Company, and are sorry that independence issues required him to resign at this time. We will deeply miss his wisdom and experience."

     A conference call to discuss the contents of this release is scheduled for Friday, March 11, 2005, at 10:00 AM Pacific Time. If you would like to participate in this conference call, please phone the Link conference call operator at 1-206-315-1857 (hold for assistance from the operator). A replay of the call will be available four hours after completion of the call and will remain on-line for 7 days until March 15, 2004. To access the recorded version, dial 1-913-383-5767 PASSCODE: 4071.


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               Special Note Regarding Forward-Looking Information

We have included statements that constitute "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act and Section 27A of the Securities Act. The words "expect," "estimate," "anticipate," "predict," "believe" and similar expressions and variations thereof are intended to identify forward-looking statements. Such statements appear in a number of places in this release and include statements regarding the intent, belief or current expectations of 99 Cents Only Stores (the "Company"), its directors or officers with respect to, among other things (a) trends affecting the financial condition or results of operations of the Company, (b) the business and growth strategies of the Company, and (c) the status of the Company's compliance with
Section 404 of the Sarbanes Oxley Act of 2002. The shareholders of the Company are cautioned not to put undue reliance on such forward-looking statements. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those projected in this release, for the reasons, among others, discussed in the reports and other documents the Company files from time to time with the Securities and Exchange Commission, including the risk factors contained in the Section - "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Company's Annual Reports on Form 10-K and
Quarterly Reports on Form 10-Q.   The Company undertakes no obligation to
publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

Note to Editors: 99 Cents Only Stores(R) news releases and information available on the Internet at WWW.99ONLY.COM CONTACT: 99 Cents Only Stores(R), City of
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Commerce, California, Albert Lee 323/881-9962 -99 Cents--


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